Exhibit 5.2

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	1200 G STREET, N.W. WASHINGTON, D.C. 20006 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

                     January 28, 2010

Knightsbridge Tankers Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08
Bermuda

Re:           Knightsbridge Tankers Limited

Ladies and Gentlemen:

We have acted as counsel to Knightsbridge Tankers Limited (the "Company") and its wholly-owned subsidiaries, set forth on Schedule I attached hereto, in connection with the Company's registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on December 23, 2009, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of up to an aggregate of $120,000,000 of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), units comprised of any of the foregoing securities (the "Units"), and guarantees to the Debt Securities that are made by the Company's subsidiaries listed in the Registration Statement (the "Subsidiaries") (the "Guarantees" and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts, and the Units, the "Securities") to be offered by the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); (iii) the form of senior debt securities indenture; (iv) the form of subordinated debt securities indenture, and (v) such corporate documents and records of the Company and the Subsidiaries and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.  We have further assumed due compliance of the issuance of the Guarantees with all matters of, and the validity and enforceability thereof under, all such laws as govern or relate to them other than the laws of the State of New York and the laws of the Republic of Liberia in respect of which we are opining.

Knightbridge Tankers Limited
January 28, 2010

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:

1.  the Debt Securities issued pursuant to an indenture substantially in the form examined by us, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company;

2.  the Guarantees issued by the Subsidiaries pursuant to an indenture substantially in the form examined by us, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the relevant Subsidiary; and

3.  the Warrants, Purchase Contracts and Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of Liberia, the Guarantees issued by the Subsidiaries pursuant to an indenture substantially in the form examined by us, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the relevant Subsidiary.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of Liberia as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

                     Very truly yours,

                      /s/ Seward & Kissel LLP

SCHEDULE I

KTL Camden, Inc.
KTL Kensington, Inc.
KTL Hampstead, Inc.
KTL Mayfair, Inc.
KTL Belgravia I Inc.
KTL Belgravia II Inc.

SK 01655 0002 1058329 v3